Exhibit 99.1

Contact:
Neil Thomas
Senior Director, Investor Relations
866.861.3229

AMN HEALTHCARE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016

RESULTS

Quarterly revenue of $488 million, up 21% over prior year;

GAAP EPS of $0.54 and adjusted EPS of $0.62

SAN DIEGO – (February 16, 2017) – AMN Healthcare Services, Inc. (NYSE: AMN), healthcare’s leader and innovator in workforce solutions and staffing services, today announced its fourth quarter and full year 2016 financial results. Financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q4 2016	% Change Q4 2015	Full Year 2016	% Change Full Year 2015
Revenue	$487.9	21%	$1,902.2	30%
Gross profit	$158.6	20%	$619.7	32%
Net income	$26.4	31%	$105.8	29%
Diluted EPS	$0.54	32%	$2.15	28%
Adj. diluted EPS*	$0.62	32%	$2.44	49%
Adjusted EBITDA*	$60.9	30%	$236.9	43%

*	See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

Highlights

•	AMN Healthcare delivered another record year of revenue and earnings and continued to expand its position as the leading provider of healthcare workforce and staffing solutions.

•	Full year revenue increased by 30%, driven by organic growth of 17%; adjusted EBITDA margin of 12.5% reflected a 120 basis point increase from prior year.

•	Fourth quarter consolidated revenue of $488 million increased 21% year-over-year, with 10% organic growth; adjusted EBITDA grew 30% year-over-year with a 90 basis point margin increase.

•	Operating cash flow for the fourth quarter was $47 million and $132 million for the full year 2016, a 134% increase compared to the full year 2015.

•	The Company repurchased 443,353 shares during the fourth quarter at an average price of $29.88.

“2016 was another very successful year for AMN Healthcare. In addition to our strong financial performance, we made great strides in advancing our long-term strategy. We completed the integrations of B.E. Smith, HealthSource Global and Peak Health Solutions, allowing AMN to become an even more comprehensive, value-added workforce partner to our clients,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “Our strong performance in the fourth quarter and throughout the year positions us well for the future and led to a total shareholder return of 24% for 2016.”

Ms. Salka added, “Our businesses operate in a dynamic healthcare market with favorable long-term macro drivers, providing us the confidence to continue making investments to ensure we are the best and most innovative partner to help our clients optimize their workforce and achieve their financial and patient care goals.”

Fourth Quarter 2016 Results

Consolidated revenue for the quarter was $488 million, an increase of 21% year-over-year, including 10% organic growth.

Revenue for the Nurse and Allied Solutions segment was $308 million, which is 17% higher year-over-year and 7% higher sequentially. The Travel Nurse division continued with strong performance, with revenue up 15% year-over-year and 4% sequentially. The Allied division revenue increased 12% year-over-year and 2% sequentially. Along with 12% year-over-year organic revenue growth, the quarter also included higher than projected labor disruption revenue.

Locum Tenens Solutions segment revenue was $104 million, an increase of 5% year-over-year. Revenue was down 4% sequentially, in line with typical seasonality.

The Other Workforce Solutions segment revenue was $76 million, an increase of 89% year-over-year and down 1% sequentially, with the year-over-year growth driven by acquisitions during the year and growth in our vendor management solutions (VMS), interim nurse leadership, and workforce optimization businesses.

Gross margin was 32.5%, which is 20 basis points lower year-over-year and sequentially.

SG&A expenses were $101 million, or 20.7% of revenue, compared to $90 million, or 22.4% of revenue, in the same quarter last year and $100 million, or 21.2% of revenue, in the previous quarter. The year-over-year 170 basis point decline in SG&A as a percentage of revenue was driven by improved operating leverage.

Net income was $26 million, or $0.54 per diluted share, compared to $20 million, or $0.41 per diluted share, in the same quarter last year. Excluding amortization of intangible assets, acquisition and integration costs and debt refinancing related costs, net of tax, adjusted net income per diluted share was $0.62. Adjusted EBITDA was $61 million, a year-over-year increase of 30%. Adjusted EBITDA margin was 12.5%, representing a 90 basis point increase year-over-year and a 20 basis point increase sequentially.

During the fourth quarter of 2016, the Company repurchased 443,353 shares of our common stock at an average price of $29.88 per share, resulting in an aggregate purchase price of $13 million.

Full Year 2016 Results

Full year 2016 consolidated revenue was $1,902 million, an increase of 30% from prior year. Nurse and Allied Solutions segment revenue was $1,185 million, a year-over-year increase of 24%. Locum Tenens Solutions segment revenue was $424 million, a year-over-year increase of 10%. Other Workforce Solutions segment revenue was $293 million, a year-over-year increase of 135%.

Full year gross margin was 32.6% as compared to 32.1% for prior year. The increase was due to growth in the higher margin Other Workforce Solutions segment and higher bill-to-pay spreads in the Locum Tenens Solutions segment, partially offset by higher direct costs in the Nurse and Allied Solutions segment during 2016.

Full year SG&A expenses were $398 million, representing 20.9% of revenue as compared to 21.8% for the prior year. The decrease in SG&A margin was due primarily to operating leverage on the revenue growth.

Full year net income was $106 million. Full year net income per diluted common share was $2.15. Excluding amortization of intangible assets, acquisition and integration costs and debt refinancing related costs incurred during the year, net of tax, adjusted net income per diluted common share was $2.44. Full year adjusted EBITDA grew 43% to $237 million. Full year adjusted EBITDA margin of 12.5% represented a 120 basis point increase over prior year.

At December 31, 2016, cash and cash equivalents totaled $11 million. Cash flow from operations was $47 million for the quarter and $132 million for the full year. Capital expenditures were $4 million in the quarter and $22 million for the year. The Company ended the year with total debt outstanding of $369 million, with a leverage ratio as calculated in accordance with the Company’s credit agreement of 1.6 to 1.

First-Quarter 2017 Outlook

Metric	Guidance*
Consolidated revenue	$489 - $495 MM
Gross margin	32.5%
SG&A as percentage of revenue	20.5%
Adjusted EBITDA margin	12.5%

*	Note: Guidance percentage metrics are approximate. No significant labor disruption revenues are projected for this quarter. For a reconciliation of adjusted EBITDA margin, see the table entitled “Reconciliation of Guidance Adjusted EBITDA Margin to Guidance Operating Margin” below.

Conference Call on February 16, 2017

AMN Healthcare Services, Inc. (NYSE: AMN), healthcare’s leader and innovator in workforce solutions and staffing services, will host a conference call to discuss its fourth quarter 2016 financial results on Thursday, February 16, 2017 at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 230-1059 in the U.S. or (612) 234-9960 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. Alternatively, a telephonic replay of the call will be available starting at 7:30 p.m. Eastern Time on February 16, 2017, and can be accessed until 11:59 p.m. Eastern Time on March 2, 2017 by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 415736.

About AMN Healthcare

AMN Healthcare is the leader and innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. The Company provides unparalleled access to the most comprehensive network of quality healthcare professionals through its innovative recruitment strategies and breadth of career opportunities. With insights and expertise, AMN Healthcare helps providers optimize their workforce to successfully reduce complexity, increase efficiency and improve patient outcomes. AMN delivers managed services programs, healthcare executive search solutions, vendor management systems, recruitment process outsourcing, predictive modeling, medical coding and consulting, and other services. Clients include acute-care hospitals, community health centers and clinics, physician practice groups, retail and urgent care centers, home health facilities and many other healthcare settings.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “AMN.” For more information about AMN Healthcare, visit www.amnhealthcare.com, where the Company posts news releases, investor presentations, webcasts, SEC filings and other material information. The Company also utilizes email alerts and Really Simple Syndication (“RSS”) as routine channels to supplement distribution of this information. To register for email alerts and RSS, visit http://amnhealthcare.investorroom.com/emailalerts.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, (2) adjusted EBITDA margin and (3) adjusted diluted EPS. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted diluted EPS serve as industry-wide financial measures. The Company uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP measures and may be different from non-GAAP measures, or may be calculated differently than other similarly titled non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled “Supplemental Financial and Operating Data” under the caption entitled “Reconciliation of Non-GAAP Items” and the footnotes thereto or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding the Company’s 2017 first quarter revenue, gross margin, SG&A expenses as a percentage of revenue, and adjusted EBITDA margin. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated.

Contact:

Neil Thomas

Senior Director, Investor Relations

866.861.3229

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
Revenue	$487,858	$402,552	$472,636	$1,902,225	$1,463,065
Cost of revenue	329,252	270,748	318,169	1,282,501	993,702

Gross profit	158,606	131,804	154,467	619,724	469,363

Gross margin	32.5%	32.7%	32.7%	32.6%	32.1%
Operating expenses:
Selling, general and administrative (SG&A)	101,113	90,154	99,995	398,472	319,531
SG&A as a % of revenue	20.7%	22.4%	21.2%	20.9%	21.8%

Depreciation and amortization	7,732	5,322	7,789	29,620	20,953

Total operating expenses	108,845	95,476	107,784	428,092	340,484

Income from operations	49,761	36,328	46,683	191,632	128,879
Operating margin (1)	10.2%	9.0%	9.9%	10.1%	8.8%
Interest expense, net, and other	6,400	1,993	3,016	15,465	7,790

Income before income taxes	43,361	34,335	43,667	176,167	121,089
Income tax expense	17,010	14,170	16,371	70,329	39,198

Net income	$26,351	$20,165	$27,296	$105,838	$81,891

Net income as a % of revenue	5.4%	5.0%	5.8%	5.6%	5.6%
Other comprehensive income:
Foreign currency translation	102	33	40	267	75
Unrealized gain (loss) on cash flow hedge, net of income taxes	260	429	231	(83)	98

Other comprehensive income	362	462	271	184	173
Comprehensive income	$26,713	$20,627	$27,567	$106,022	$82,064

Net income per common share:
Basic	$0.55	$0.42	$0.57	$2.21	$1.72

Diluted	$0.54	$0.41	$0.55	$2.15	$1.68

Weighted average common shares outstanding:
Basic	47,806	47,699	48,049	47,946	47,525

Diluted	49,208	49,157	49,410	49,267	48,843

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except per share data and revenue per day)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2016	2015 (2)	2016	2016	2015 (2)
Revenue
Nurse and allied solutions	$307,898	$263,019	$286,810	$1,185,095	$953,253
Locum tenens solutions	103,822	99,256	108,553	424,242	385,091
Other workforce solutions	76,138	40,277	77,273	292,888	124,721

	$487,858	$402,552	$472,636	$1,902,225	$1,463,065

Reconciliation of Non-GAAP Items:

Segment operating income (3)
Nurse and allied solutions	$43,262	$33,094	$37,396	$161,779	$123,969
Locum tenens solutions	15,123	13,869	14,026	58,757	48,011
Other workforce solutions	21,139	11,993	20,867	77,450	40,390

	79,524	58,956	72,289	297,986	212,370
Unallocated corporate overhead	18,649	12,101	14,235	61,109	47,194

Adjusted EBITDA (4)	60,875	46,855	58,054	236,877	165,176
Adjusted EBITDA margin (5)	12.5%	11.6%	12.3%	12.5%	11.3%

Depreciation and amortization	7,732	5,322	7,789	29,620	20,953
Share-based compensation	2,604	3,733	2,704	11,399	10,284
Acquisition and integration costs	778	1,472	878	4,226	5,060

Income from operations	49,761	36,328	46,683	191,632	128,879
Interest expense, net, and other	6,400	1,993	3,016	15,465	7,790

Income before income taxes	43,361	34,335	43,667	176,167	121,089
Income tax expense	17,010	14,170	16,371	70,329	39,198

Net income	$26,351	$20,165	$27,296	$105,838	$81,891

GAAP diluted net income per share (EPS)	$0.54	$0.41	$0.55	$2.15	$1.68
Adjustments:
Amortization of intangible assets	0.10	0.06	0.09	0.37	0.24
Acquisition and integration costs	0.01	0.03	0.02	0.09	0.10
IRS adjustment	0.00	0.00	0.00	0.00	(0.25)
Debt financing related costs	0.02	0.00	0.00	0.02	0.00
Tax effect of adjustments	(0.05)	(0.03)	(0.04)	(0.19)	(0.13)

Adjusted diluted EPS (6)	$0.62	$0.47	$0.62	$2.44	$1.64

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2016	2015(2)	2016	2016	2015(2)
Gross Margin
Nurse and allied solutions	27.3%	27.1%	26.7%	26.9%	27.1%
Locum tenens solutions	30.8%	31.2%	31.2%	31.1%	30.2%
Other workforce solutions	55.7%	73.6%	56.7%	57.8%	75.9%

Operating Data:
Nurse and allied solutions

Average healthcare professionals on assignment – consolidated (7)	8,764	8,032	8,458	8,508	7,512

Locum tenens solutions
Days filled (8)	57,008	55,929	59,612	235,854	229,300
Revenue per day filled (9)	$1,821	$1,775	$1,821	$1,799	$1,679

	As of December 31,		As of September 30,
	2016	2015	2016
Leverage ratio (10)	1.6	1.4	1.7

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$10,622	$15,708	$9,576
Accounts receivable, net	341,977	331,220	277,996
Accounts receivable, subcontractor	49,233	42,094	50,807
Prepaid and other current assets	48,796	44,635	37,249

Total current assets	450,628	433,657	375,628

Restricted cash, cash equivalents and investments	31,287	28,222	27,352
Fixed assets, net	59,954	57,965	50,134
Other assets	57,534	57,296	47,569
Goodwill	341,754	342,174	204,779
Intangible assets, net	245,724	250,455	174,970

Total assets	$1,186,881	$1,169,769	$880,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$137,512	$118,289	$118,822
Accrued compensation and benefits	107,993	99,629	83,701
Current portion of revolving credit facility	—	—	30,000
Current portion of notes payable	3,750	3,750	7,500
Deferred revenue	8,924	8,446	5,620
Other current liabilities	16,661	9,962	5,374

Total current liabilities	274,790	240,076	251,017

Revolving credit facility	—	182,500	52,500
Notes payable, less unamortized fees	359,192	198,793	128,490
Deferred income taxes, net	21,420	28,278	22,431
Other long-term liabilities	82,096	86,949	78,134

Total liabilities	737,498	736,596	532,572

Commitments and contingencies

Stockholders’ equity	449,383	433,173	347,860

Total liabilities and stockholders’ equity	$1,186,881	$1,169,769	$880,432

AMN Healthcare Services, Inc.

Summary Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2016	2015	2016	2016	2015
Net cash provided by operating activities	$47,031	$676	$29,540	$131,851	$56,313
Net cash used in investing activities	(16,091)	(10,451)	(8,117)	(257,362)	(116,085)
Net cash provided by (used in) financing activities	(36,128)	4,910	(26,817)	126,290	56,200
Effect of exchange rates on cash	102	33	40	267	75

Net increase (decrease) in cash and cash equivalents	(5,086)	(4,832)	(5,354)	1,046	(3,497)
Cash and cash equivalents at beginning of period	15,708	14,408	21,062	9,576	13,073

Cash and cash equivalents at end of period	$10,622	$9,576	$15,708	$10,622	$9,576

AMN Healthcare Services, Inc.

Additional Supplemental Non-GAAP Disclosures

Reconciliation of Guidance Adjusted EBITDA Margin to

Guidance Operating Margin

(unaudited)

	Three Months Ending
	March 31, 2017

Adjusted EBITDA margin	12.5	% (11)
Deduct:
Share-based compensation	0.5%
Acquisition and integration costs	0.1%
EBITDA margin	11.9%

Depreciation and amortization	1.6%

Operating margin	10.3%

(1)	Operating margin represents income from operations divided by revenue.
(2)	Effective as of January 1, 2016, we modified our reportable segments. We previously utilized three reportable segments, which we identified as follows: (a) nurse and allied healthcare staffing, (b) locum tenens staffing and (c) physician permanent placement services. In light of our acquisitions over the past several years as well as our transition to a healthcare workforce solutions company, our management renamed our three reportable segments and also placed several of our business lines that were in our nurse and allied healthcare staffing segment into a different segment to better reflect how the business is evaluated by our chief operating decision maker. As of January 1, 2016, we began to disclose the following three reportable segments: (a) nurse and allied solutions, (b) locum tenens solutions, and (c) other workforce solutions. The nurse and allied solutions segment consists of our travel nurse, allied, local and labor disruption and rapid response staffing businesses. The locum tenens solutions segment consists of our locum tenens staffing business. The other workforce solutions segment consists of our healthcare interim leadership staffing and executive search services business, physician permanent placement services business, recruitment process outsourcing business, vendor management systems business, workforce optimization services business, medical coding and related consulting business, and our education business. Prior period data has been reclassified to conform to the new segment reporting structure.
(3)	Segment operating income represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, unallocated corporate overhead, acquisition and integration costs and share-based compensation.
(4)	Adjusted EBITDA represents net income plus interest expense (net of interest income) and other, income tax expense, depreciation and amortization, acquisition and integration costs and share-based compensation. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and is a measure used in credit facilities and the indenture governing our 5.125% Senior Notes due 2024. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(5)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(6)	Adjusted diluted EPS represents GAAP diluted EPS excluding the impact of (A) amortization of intangible assets, (B) acquisition and integration costs, (C) IRS adjustment, (D) debt financing related costs, and (E) tax effect, if any, of the foregoing adjustments. Management included this non-GAAP measure to provide investors and prospective investors with an alternative method for assessing the Company’s operating results in a manner that is focused on its operating performance and to provide a more consistent basis for comparison between periods. However, investors and prospective investors should note that this non-GAAP measure involves judgment by management (in particular, judgment as to what is classified as a special item to be excluded from adjusted diluted EPS). Although management believes the items excluded from adjusted diluted EPS are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted diluted EPS as an operating performance measure in conjunction with GAAP measures such as GAAP diluted EPS.
(7)	Average healthcare professionals on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(8)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours.
(9)	Revenue per day filled represents revenue of the Company’s locum tenens solutions segment divided by days filled for the period presented.
(10)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the subject period to the consolidated adjusted EBITDA (as calculated per the Company’s credit agreement) for the twelve month period ended at the end of the subject period.
(11)	Guidance percentage metrics are approximate. No significant labor disruption revenues are projected for this quarter.